EXHIBIT 10.4

Market Stock Unit Award Granted in 2015

Summary of Key Provisions

Purpose	● To advance the interests of Tesoro (the "Company") by motivating plan participants to contribute to the long-term success and progress of the Company.
Eligibility	● All senior executives and employees in the Company as approved by the Compensation Committee of Tesoro's Board of Directors.
Plan	● These awards are granted under the general terms and conditions of the Amended and Restated 2011 Long-Term Incentive Plan.
Market Stock Unit	● A Market Stock Unit Award is a grant of stock units in which the number of shares of the Company's common stock earned at vesting is based on the stock price performance.
Performance Period	● The performance period for the Market Stock Unit Award granted in 2015 is 36 months from the effective date of the grant.
Vesting	● The Market Stock Unit Award will vest at the end of the 36 month performance period.
Form and Timing of Payout	● The Market Stock Unit Award will be settled in common stock of the Company within 2 ½ months after the end of the performance period.
Calculation of Market Stock Unit Award at Vesting	● The number of shares earned at time of vesting will be calculated as follows:
Shares Earned at Vesting* = A times (C / B)
	Symbol	Description
	A	# of Targeted Market Stock Units at Grant
	B	Average closing stock price for the 30 trading days** prior to the Grant Date
	C	Average closing stock price for the 30 trading days** prior to the Vesting Date
* Shares Earned at Vesting is capped at 200% of number of Targeted Market Stock Units at Grant.
** Normal dividends are assumed to have been reinvested on the date they are paid in order to calculate the average 30-trading day stock price.

Market Stock Unit Awards Granted in 2015	1

Payout Range
● The payout for the Market Stock Unit Award can range from 50% to 200% based on stock price appreciation. However, there is no payout if the average closing stock price for the 30 trading days prior to the Vesting Date (or Change in Control) has decreased by more than 50% from the average closing stock price for the 30 trading days prior to the Grant Date.

Termination of Employment
● Death - The payout of the award will be pro-rated based on the number of full months worked within the performance period divided by 36 and issued assuming target performance. Shares will be issued as soon as administratively practical.

●   Disability - The payout of the award will be pro-rated based on the number of full months worked within the performance period divided by 36 and issued assuming target performance. Shares will be issued as soon as administratively practical following being designated as disabled.

● Retirement - The payout of the award will be pro-rated based on the number of full months worked within the performance period divided by 36 and adjusted for actual performance results at the end of the performance period. Shares will be issued within 2 ½ months after the end of the performance period.

● Voluntary Termination or Termination for Cause - Award will be forfeited.
●    Involuntary Termination - The payout of the award will be pro-rated based on the number of full months worked (minimum of 12 months required) within the performance period divided by 36 and adjusted for actual performance results at the end of the period. Shares will be issued within 2 ½ months after the end of the performance period.

● Separation Under Severance/Separation Agreement - If an employee is terminated pursuant to a severance or separation agreement under any circumstance, the Committee may, at its discretion, further reduce the award payout percentage beyond the pro-rated reduction described above.

Market Stock Unit Award Granted in 2015	2

Change in Control	● In the event of a Change in Control of the Company, the number of shares earned will be calculated as follows:
Shares Earned at Vesting* = A times (C / B)
	Symbol	Description
	A	# of Targeted Market Stock Units at Grant
	B	Average closing stock price for the 30 trading days** prior to the Grant Date
	C	Average closing stock price for the 30 trading days** prior to the Change in Control
* Shares Earned at Vesting is capped at 200% of number of Targeted Market Stock Units at Grant.
** Normal dividends are assumed to have been reinvested on the date they are paid in order to calculate the average 30-trading day stock price.
Nothing herein is intended to modify any referenced Plan. The applicable Plan is the legally governing document and is the final authority on the terms of such Plan unless the Compensation Committee of the Board of Directors (or in the absence of the Compensation Committee, the Board itself) specifies otherwise (either in an Award Agreement or otherwise).

Market Stock Unit Award Granted in 2015	3